                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany the  Registrant's  Quarterly  Report on Form 10-Q for the period ended
January 27, 2007:

In connection with the Quarterly  Report of Del Global  Technologies  Corp. (the
"Company")  on Form 10-Q for the period ended January 27, 2007 as filed with the
Securities and Exchange  Commission on the date hereof (the "Report"),  I, James
A.  Risher,  Chief  Executive  Officer of the Company,  certify,  pursuant to 18
U.S.C. ss. 1350,  adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of
2002 that to my knowledge:

   (1) The Report  fully  complies  with the  requirements  of Section  13(a) or
       Section 15(d), as applicable,  of the Securities Exchange Act of 1934, as amended; and

   (2) The information  contained in the Report fairly presents, in all material respects,  the  financial  condition  and  results of  operations  of the
       Company.

                                          /s/ James A. Risher
                                          -------------------------
                                          Name: James A. Risher
                                          Chief Executive Officer
                                          Date: February 28, 2007

   (1) A signed original of this written  statement  required by Section 906 has been provided to Del Global Technologies Corp and will be retained by Del
       Global  Technologies  Corp.  and furnished to the Securities and Exchange
       Commission or its staff upon request.

       The foregoing  certification  is being  furnished  solely  pursuant to 18
       U.S.C.  Section 1350 and is not being filed as part of the Report or as a separate disclosure document.